Exhibit 99.2

TriSalus Corporate Twitter Post

We introduced new clinical data at the #ASCO23 Annual Meeting, supporting our hypothesis that SD-101 delivered via TriNav™ using PEDD™ may have favorable immune effects both within the liver and systemically. Learn more: https://trisaluslifesci.com//recent-news/trisalus-life-sciences-presents-additional-data-for-sd-101-delivered-by-the-proprietary-pedd-method-with-the-trinav-device-for-uveal-melanoma-liver-metastases-at-the-asco-2023-annual/

TriSalus Corporate LinkedIn Post

We presented new clinical data for our ongoing Phase 1 Pressure-Enabled Regional Immuno-Oncology (PERIO-01) clinical study for uveal melanoma with liver metastases (https://periotrial.com) at the #ASCO23 Annual Meeting. Dr. Kamaneh Montazeri from @Mass General Brigham shared how SD-101 delivered with #TriNav using our proprietary Pressure-Enabled Drug Delivery™ method, in combination with systemic checkpoint inhibition, has demonstrated the ability of SD-101 to deplete liver myeloid derived suppressor cells with disease control and decreased levels of circulating tumor DNA in heavily pre-treated patients. We look forward to moving into Phase 2 of the study later this year. Learn more here: https://trisaluslifesci.com//recent-news/trisalus-life-sciences-presents-additional-data-for-sd-101-delivered-by-the-proprietary-pedd-method-with-the-trinav-device-for-uveal-melanoma-liver-metastases-at-the-asco-2023-annual/